Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media contacts:
February 21, 2019	Bob Varettoni
908.559.6388
robert.a.varettoni@verizon.com

Eric Wilkens
201.572.9317
eric.wilkens@verizon.com

Verizon outlines 5G-era growth strategy at investor conference

Company launching its 5G Ultra Wideband Network in more than 30 U.S. cities in 2019

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) today outlined its strategy for revenue and profitability growth in 2019 and beyond, built on the expansion of its network leadership in the 5G era.
At an investor conference in New York, CEO Hans Vestberg and the Verizon leadership team articulated the company’s strategic priorities and reinforced its mission to deliver best-in-class network experiences to its customers and continued value to shareholders.
Vestberg said, “Today, we outlined our vision of the future of Verizon. This is our commitment to be on the leading edge of technology to provide customers with the best network experiences in the world, to deliver growth in revenue and profitability, to expand our 5G leadership, to sustain value to shareholders, and to enable services that benefit society and make the world a better place.”

Discussion items included:

•
Verizon’s plans to launch its 5G Ultra Wideband Network in more than 30 U.S. cities in 2019. Verizon 5G Mobility will launch in the first half of 2019, and Verizon 5G Home will expand coverage to more markets in the second half of 2019. Revenues from 5G Mobility and 5G Home will begin to scale next year and are expected to contribute more meaningfully to growth in 2021. The company’s Mobile Edge Computing platform, which will enable real-time enterprise applications, is expected to launch in fourth-quarter 2019.

•
An update about Verizon’s award-winning 4G LTE network, which is the foundation of 5G and already covers 2.6 million square miles. The network coverage includes LTE Advanced features in 1,500 markets across the country, which provide significantly more capacity and faster peak data speeds.

•
Progress on the Verizon Intelligent Edge Network (iEN), the multipurpose network that serves as the foundation for the company’s network-as-a-service strategy. The iEN is one network that serves all of Verizon’s customers’ needs.

•
An update about the One Fiber program that is rolling out in more than 60 cities across the U.S., with more than 25,000 Verizon-owned fiber miles expected to be deployed by year-end. One Fiber opens new revenue opportunities while also bringing cost efficiencies.

•	Confirmation that Verizon is on track to deliver against its goal to achieve $10 billion in cumulative cash savings by 2021.

•
A net unsecured debt to adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) leverage target (non-GAAP) of 1.75 times to 2.0 times, which the company believes is consistent with a low single-A credit profile. This is a component of a disciplined capital allocation model that continues to support the investments in the network, an on-going commitment to the dividend and strengthening of the balance sheet.

Today’s meeting was webcast, and a replay is available at www.verizon.com/about/investors/.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York City, generated revenues of $130.9 billion in 2018. The company operates America’s most reliable wireless network and the nation’s premier all-fiber network, and delivers integrated solutions to businesses worldwide. With brands like Yahoo, TechCrunch and HuffPost, the company’s media group helps consumers stay informed and entertained, communicate and transact, while creating new ways for advertisers and partners to connect. Verizon’s corporate responsibility prioritizes the environmental, social and governance issues most relevant to its business and impact to society.

####

VERIZON’S ONLINE MEDIA CENTER: News releases, stories, media contacts and other resources are available at www.verizon.com/about/news/. News releases are also available through an RSS feed. To subscribe, visit www.verizon.com/about/rss-feeds/.

Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the inability to implement our business strategies; and the inability to realize the expected benefits of strategic transactions.